EXHIBIT 11.1

                                                  loss per share



COMPUTATION OF LOSS PER SHARE


                                                    YEAR ENDED
                                                    DECEMBER 31,
                                              1998            1997             1996
                                          --------------  -------------   ---------------

Basic:
Net loss                                  ($ 16,045,640)  ($ 3,584,400)       ($ 750,180)

Net loss applicable to common
stockholders                              ($ 16,045,640)  ($ 3,584,400)       ($ 750,180)
                                          ==============  =============   ===============

Basic weighted average shares
outstanding                                   2,381,140      1,146,773         1,125,000
                                          ==============  =============   ===============

Basic loss per common share                      ($6.74)        ($3.13)           ($0.67)
                                          ==============  =============   ===============

Diluted:
Net loss applicable to common
stockholders                              ($ 16,045,640)  ($ 3,584,400)       ($ 750,180)
                                          ==============  =============   ===============

Basic weighted average shares
outstanding                                   2,381,140      1,146,773         1,125,000

Net effect of dilutive securities                     0              0                 0
                                          --------------  -------------   ---------------

Diluted weighted average shares
outstanding                                   2,381,140      1,146,773         1,125,000
                                          ==============  =============   ===============

Diluted loss per common share                    ($6.74)        ($3.13)           ($0.67)
                                          ==============  =============   ===============